EXHIBIT 10.2

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”) is made as of the ___ of November, 2013 by and between Bezerius Holdings Limited, a private company limited by shares organized under the laws of the Republic of Cyprus ("Seller" or “BHL”), and Great East Energy, Inc., a Nevada corporation ("Buyer"). Each of the capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Option Agreement as defined below.

RECITALS:

WHEREAS, on July 25, 2013, the parties entered into that certain Stock Purchase Option Agreement whereby the Seller granted to the Buyer the option to purchase One Thousand (1,000) shares of Synderal Services LTD, a corporation organized under the laws of the Republic of Cyprus ("SSL"), representing all of the issued and outstanding shares in the capital of SSL (the "Shares") (the “Option Agreement”);

WHEREAS, the parties hereto desire to amend the Option Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.  The parties hereby agree to amend the Option Agreement as follows:

(a)  Section 4.3(a)(ii) be amended in its entirety to read as follows:

“(ii) certificates of status of good standing or extracts from the state register of companies with the issuance date not more than forty (40) days prior to the Option Exercise Closing date, for SSL and its Subsidiaries, including without limitation the entities NPK-KONTAKT and LISPROMGAZ;”

(b)  Section 4.3(b)(i) be amended in its entirety to read as follows:

“(i) wire transfer in the amount equal to $500,000.00 which can be delivered to the order of Seller pursuant to the wire instructions attached hereto as Exhibit F, and a promissory note in the principal amount of 337,500.00 in the form of Exhibit G attached hereto;”

2. The Buyer hereby waives the Option Exercise Closing condition set forth in Section 4.3(a)(v) of the Option Agreement.

3. The Buyer hereby provides the Option Exercise Notice to the Seller and the Seller hereby accepts such notice.

4. Seller hereby irrevocably appoints, designates and authorizes Kline Law Group (the “Collateral Agent”) to take such action on its behalf under the provisions of that certain Pledge and Security Agreement dated as of the date hereof made by Buyer in favor of the Collateral Agent for and on behalf of Seller (the “Security Agreement”) and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Security Agreement, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in the Security Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Security Agreement or otherwise exist against the Collateral Agent. Seller acknowledges that the Collateral Agent has not made any representation or warranty to it, and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Collateral Agent to Seller.

5. Miscellaneous.

(a) Expenses. Each party shall bear its own costs and expenses, including legal fees, incurred or sustained in connection with the preparation of this Agreement and related matters.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Subscriber.

(c) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Option Agreement.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties

(e) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Option Agreement.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(i) Except as specifically contemplated by this Agreement, the Option Agreement shall remain in full force and effect, unaffected by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

SELLER

BEZERIUS HOLDINGS LIMITED

By:
Name:
Its:

BUYER

GREAT EAST ENERGY, INC.

By:	/s/ Johnnie Zarecor
Name:	Johnnie Zarecor
Its:	Chairman